                                                                    EXHIBIT 12.1

                         CONSECO, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)

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
                                                                    SIX MONTHS
                                                                    ENDED JUNE
                               YEAR ENDED DECEMBER 31,                  30,
                         ----------------------------------------  --------------
                          1989    1990    1991    1992     1993     1993    1994
                         ------  ------  ------  ------  --------  ------  ------
Pretax income from
 operations:
  Net income............ $ 47.2  $ 41.7  $116.0  $169.5  $  297.0  $182.9  $114.3
  Add income tax
   expense..............   23.0    22.2    78.2   124.6     223.1   132.0    58.3
  Add extraordinary
   charge on
   extinguishment of
   debt.................    --      --      5.0     5.3      11.9    10.8     2.4
  Add minority interest.    --      1.4    24.0    30.6      78.2    38.1    22.6
  Less equity in
   undistributed
   earnings of CCP
   Insurance, Inc.......    --      --      --    (15.8)    (36.6)  (16.9)  (16.7)
  Less equity in
   undistributed
   earnings of Western
   National Corporation.    --      --      --      --        --      --    (30.4)
  Less equity in
   undistributed
   earnings of Life Re..   (4.2)   (2.7)   (9.3)  (11.3)      --      --      --
                         ------  ------  ------  ------  --------  ------  ------
    Pretax income.......   66.0    62.6   213.9   302.9     573.6   346.9   150.5
                         ------  ------  ------  ------  --------  ------  ------
Add fixed charges:
  Interest expense on
   annuities and
   financial products...  213.6   314.7   576.7   506.8     408.5   207.8    32.8
  Interest expense on
   long-term debt,
   including
   amortization.........   41.3    51.6    69.9    46.2      58.0    29.6    25.2
  Interest expense on
   investment
   borrowings...........    2.1    11.0    17.1     8.8      10.6     3.5     4.9
  Other.................    --       .7      .4      .8        .6      .4      .3
  Portion of rental.....     .9     1.2     1.2     2.0       3.9     2.0     2.4
                         ------  ------  ------  ------  --------  ------  ------
    Fixed charges.......  257.9   379.2   665.3   564.6     481.6   243.3    65.6
                         ------  ------  ------  ------  --------  ------  ------
    Adjusted earnings... $323.9  $441.8  $879.2  $867.5  $1,055.2  $590.2  $216.1
                         ======  ======  ======  ======  ========  ======  ======
    Ratio of earnings to
     fixed charges......  1.26x   1.17x   1.32x   1.54x     2.19x   2.43x   3.29x
                         ======  ======  ======  ======  ========  ======  ======
    Ratio of earnings to
     fixed charges,
     excluding interest
     on annuities and
     financial products.  2.49x   1.97x   3.41x   6.24x     8.85x  10.77x   5.59x
                         ======  ======  ======  ======  ========  ======  ======
Fixed charges........... $257.9  $379.2  $665.3  $564.6  $  481.6  $243.3  $ 65.6
Add dividends on
 preferred stock
 (multiplied by the rate
 of pretax income to
 income before minority
 interest and
 extraordinary charge)..   12.6     8.6    12.7    13.1      34.6    19.2    13.2
                         ------  ------  ------  ------  --------  ------  ------
    Adjusted fixed
     charges............ $270.5  $387.8  $678.0  $577.7  $  516.2  $262.5  $ 78.8
                         ======  ======  ======  ======  ========  ======  ======
    Adjusted earnings... $323.9  $441.8  $879.2  $867.5  $1,055.2  $590.2  $216.1
                         ======  ======  ======  ======  ========  ======  ======
    Ratio of earnings to
     fixed charges and
     preferred
     dividends..........  1.20x   1.14x   1.30x   1.50x     2.04x   2.25x   2.74x
                         ======  ======  ======  ======  ========  ======  ======
    Ratio of earnings to
     fixed charges and
     preferred
     dividends,
     excluding interest
     on annuities and
     financial products.  1.94x   1.74x   2.99x   5.09x     6.00x   6.99x   3.98x
                         ======  ======  ======  ======  ========  ======  ======
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